                                                                     Exhibit 1.2



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                          CTRIP.COM INTERNATIONAL, LTD.
                     (an exempted company limited by shares
                      under the laws of the Cayman Islands)


                          - American Depositary Shares
                      each representing two Ordinary Shares






                        INTERNATIONAL PURCHASE AGREEMENT



Dated: -, 2003

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                                TABLE OF CONTENTS

                                                                                      PAGE
SECTION 1.      Representations and Warranties..................................           3
        (a)     Representations and Warranties by the Company...................           4
        (b)     Representations and Warranties by the Selling Shareholders......          16
        (c)     Officer's Certificates..........................................          19

SECTION 2.      Sale and Delivery to the International Managers; Closing........          19
        (a)     Initial International Securities................................          19
        (b)     International Option Securities.................................          19
        (c)     Denominations; Registration; Delivery of ADRs...................          20
        (d)     Time and Date of Deliveries and Payments........................          20

SECTION 3.      Covenants of the Company........................................          20
        (a)     Compliance with Securities Regulations and Commission Requests..          20
        (b)     Filing of Amendments............................................          21
        (c)     Delivery of Registration Statements.............................          21
        (d)     Delivery of Prospectuses........................................          21
        (e)     Continued Compliance with Securities Laws.......................          21
        (f)     Blue Sky Qualifications.........................................          22
        (g)     Rule 158........................................................          22
        (h)     Use of Proceeds.................................................          22
        (i)     Compliance with Rule 463........................................          22
        (j)     Listing.........................................................          23
        (k)     Restriction on Sale of Securities...............................          23
        (l)     Other Documents.................................................          23
        (m)     Reporting Requirements..........................................          23
        (n)     Submission of Documents.........................................          23
        (o)     Investment Company Act..........................................          23
        (p)     Stabilization and Manipulation..................................          23
        (q)     Deposit of Ordinary Shares......................................          24
        (r)     Annual Reports..................................................          24
        (s)     Shareholder Reports and Statements..............................          24
        (t)     Liabilities and Agreements Prior to the Closing Time............          24
        (u)     Cayman Islands Matters..........................................          24
        (v)     Deposit Agreement...............................................          24
        (w)     Regulation S....................................................          24

SECTION 4.      Payment of Expenses.............................................          24
        (a)     Expenses........................................................          24
        (b)     Expenses of the Selling Shareholders............................          25
        (c)     Termination of Agreement........................................          25

SECTION 5.      Conditions of the U.S. Underwriters' Obligations................          25
        (a)     Effectiveness of Registration Statement.........................          26
        (b)     Opinion of Cayman Islands Counsel for Company...................          26
        (c)     Opinion of United States Counsel for Company....................          26
        (d)     Opinion of Special PRC Counsel for Company......................          26

        (e)     Opinion of Special Hong Kong Counsel for Company................          26
        (f)     Opinion of Counsels for certain Selling Shareholders............          26
        (g)     Opinion of United States Counsel for Underwriters...............          27
        (h)     Opinion of Special PRC Counsel for Underwriters.................          27
        (i)     Opinion of Counsel for Depositary...............................          27
        (j)     Officers' Certificates..........................................          27
        (k)     Certificate of the Chairman.....................................          27
        (l)     Certificate of Selling Shareholders.............................          27
        (m)     Accountant's Comfort Letter.....................................          28
        (n)     Bring-down Comfort Letter.......................................          28
        (o)     Approval of Listing.............................................          28
        (p)     No Objection by NASD............................................          28
        (q)     Lock-up Agreement...............................................          28
        (r)     Purchase of Initial U.S. Securities.............................          28
        (s)     Conditions to Purchase of International Option Securities.......          28
        (t)     Additional Documents............................................          30
        (u)     Termination of Agreement........................................          30

SECTION 6.      Indemnification.................................................          30
        (a)     Indemnification of the International Managers...................          30
        (b)     Indemnification of the Company, Directors and Officers and
                Selling Shareholders............................................          32
        (c)     Actions against Parties; Notification...........................          32
        (d)     Settlement without Consent if Failure to Reimburse..............          33

SECTION 7.      Contribution....................................................          33

SECTION 8.      Representations, Warranties and Agreements to Survive Delivery..          34

SECTION 9.      Termination of Agreement........................................          35
        (a)     Termination; General............................................          35
        (b)     Liabilities.....................................................          35

SECTION 10.     Default by One or More of the Underwriters......................          35

SECTION 11.     Default by one or more of the Selling Shareholders or the
                Company.........................................................          36
        (a)     Default by Selling Shareholders.................................          36
        (b)     Default by Company..............................................          37

SECTION 12.     Waiver of Immunities............................................          37

SECTION 13.     Consent to Jurisdiction; Appointment of Agent for Service of
                Process.........................................................          37
        (a)     Consent to Jurisdiction.........................................          37
        (b)     Appointment of Agent for Service of Process.....................          37

SECTION 14.     Judgment Currency...............................................          38

SECTION 15.     Notices.........................................................          39

SECTION 16.     Parties.........................................................          39

SECTION 17.     Governing Law and Time..........................................          39

SECTION 18.     Effect of Headings..............................................          39

SECTION 19.     Counterparts....................................................          39

SCHEDULES
  Schedule A    List of International Managers..................................     Sch A-1
  Schedule B    List of Company and Selling Shareholders........................     Sch B-1
  Schedule C    Offering Price..................................................     Sch C-1
  Schedule D    List of Persons and Entities Subject to Lock-up.................     Sch D-1
  Schedule E    List of Selling Shareholders that Provide an Opinion of
                Counsel.........................................................     Sch E-1
  Schedule F    Notice Addresses of Selling Shareholders........................     Sch F-1

EXHIBITS
  Exhibit A     Form of Opinion of Company's Cayman Islands Counsel to be
                Delivered Pursuant to Section 5(b)..............................         A-1
  Exhibit B     Form of Opinion of Company's U.S. Counsel to be Delivered
                Pursuant to Section 5(c)........................................         B-1
  Exhibit C     Form of Opinion of Company's People's Republic of China Counsel
                to be Delivered Pursuant to Section 5(d)........................         C-1
  Exhibit D     Form of Opinion of Company's Hong Kong Counsel to be Delivered
                Pursuant to Section 5(e)........................................         D-1
  Exhibit E     Form of Opinions of Counsels to Institutional Selling
                Shareholders to be delivered Pursuant to Section 5(f)...........         E-1
  Exhibit F     Form of Opinion of U.S. counsel to the Depositary to be
                Delivered Pursuant to Section 5(i)..............................         F-1
  Exhibit G     Form of Lock-up Letter Pursuant to Section 5(q).................         G-1


ANNEX A
  Form of Accountants' Comfort Letter Pursuant to Section 5(m)..................   Annex A-1

                          CTRIP.COM INTERNATIONAL, LTD.
                     (an exempted company limited by shares
                      under the laws of the Cayman Islands)

                          - American Depositary Shares
                      each representing two Ordinary Shares

                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------

                                                                         -, 2003

MERRILL LYNCH FAR EAST LIMITED
  as Lead Manager of the
  several International Managers
18/F Asia Pacific Finance Tower
3 Garden Road, Central
Hong Kong

Ladies and Gentlemen:

     Ctrip.com International, Ltd., an exempted company limited by shares under the laws of the Cayman Islands (the "Company"), and the persons listed in Schedule B hereto (the "Selling Shareholders") confirm their respective agreement with Merrill Lynch Far East Limited ("Merrill Lynch") and each of the other managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any manager substituted as hereinafter provided in Section 10 hereof) for whom Merrill Lynch is acting as representative (in such capacity, the "Lead Manager"), with respect to the issue and sale by the Company and the sale by the Selling Shareholders, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of American Depositary Shares ("ADSs"), each ADS representing two ordinary shares, par value $0.01 per share, of the Company ("Ordinary Shares"), set forth in Schedules A and B hereto, and with respect to the grant by the Selling Shareholders to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof for the International Managers to purchase all or any part of - additional ADSs, to cover over-allotments, if any. The aforesaid - ADSs (the "Initial International Securities") to be purchased by the International Managers and all or any part of the - ADSs subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities". The offer of the International Securities by the International Managers is hereinafter called the "International Offering".

     The Ordinary Shares to be represented by ADSs are to be deposited pursuant to a deposit agreement (the "Deposit Agreement"), among the Company, The Bank of New York, as depositary (the "Depositary"), and the holders from time to time of the American Depositary Receipts ("ADRs") to be issued under the Deposit Agreement and evidencing the ADSs.

     It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the offering by the Company and the Selling Shareholders of an aggregate of
- ADSs, (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "U.S. Representative") and the grant by the Selling Shareholders to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to - additional ADSs, to cover over-allotments, if any (the "U.S. Option Securities" and together with the International Option Securities, the "Option Securities"). It is understood that the aggregate Option Securities shall not exceed - ADSs. The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company and the Selling Shareholders are not obligated to sell, and the International Managers are not obligated to purchase, any Initial Securities unless all of the U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters"; the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities"; and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities". The U.S. Offering and the International Offering are hereinafter collectively called the "Offerings". This Agreement (sometimes referred to herein as the "International Purchase Underwriting Agreement" in this Agreement) and the U.S. Underwriting Agreement are hereinafter collectively called the "Purchase Agreements". Unless the context otherwise requires, references to the "Securities" herein shall constitute references both to the Ordinary Shares and to the ADSs (and to the Ordinary Shares represented by such ADSs). All references to "US dollars" or "$" herein are to United States dollars.

     The Underwriters will concurrently enter into an agreement among syndicates of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Manager deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (No. 333-110455) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Such registration statement also relates to the International Securities that are being registered solely for the purpose of their re-sale in the United States in such transactions as require registration under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the
Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the offering and sale of the International

Securities (the "Form of International Prospectus"). The Form of U.S. Prospectus may also be used in connection with re-sales of International Securities in the United States to the extent that any such transactions would not otherwise be exempt from registration under the 1933 Act. The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages. The information included in the Form of International Prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (A) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (B) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information". Each Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement and each Form of International Prospectus used prior to the execution and delivery of this Agreement is called a "preliminary prospectus". Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus, in the forms first furnished to the Underwriters for use in connection with the Offerings are herein called the "U.S. Prospectus" and the "International Prospectus", respectively. The U.S. Prospectus and the International Prospectus are referred to collectively as the "Prospectuses". If Rule 434 is relied on, the term "International Prospectus" shall refer to the preliminary International Prospectus dated November 25, 2003 together with the Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the Term Sheet.

     The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-110459) and a related prospectus, which may be in the form of the ADR certificate, for the registration under the 1933 Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended, are hereinafter called the "ADR Registration Statement" and the "ADR Prospectus", respectively.

     The Company has prepared and filed with the Commission a registration statement on Form 8-A (No. 000-50483) for the registration under the United States Securities and Exchange Act of 1934, as amended (the "1934 Act"), of the Ordinary Shares and the ADSs. The various parts of such registration statement on Form 8-A for the registration of the Ordinary Shares and ADSs, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the "Form 8-A Registration Statement."

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(d) hereof, and as of each Time of Delivery (if any) referred to in Section 2(d) hereof, and agrees with each International Manager, as follows:

          (i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement has become effective under the 1933 Act or 1934 Act, as applicable, and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement has been issued under the 1933 Act or 1934 Act, as applicable, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information received by the Company has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the relevant Time of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectuses nor any amendments or supplements thereto at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the relevant Time of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the International. Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Manager, or by any U.S. Underwriter through the U.S. Representative, expressly for use in the Registration Statement or the Prospectuses (or any amendments or supplements thereto).

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when such registration statement became effective in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with the U.S. Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          At the time the ADR Registration Statement became effective and at the Closing Time (and, if any International Option Securities are purchased, at the relevant Time of Delivery), the ADR Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The ADR Prospectus, at the time the ADR Prospectus or any amendment or supplement thereto was issued and at the Closing Time (and, if any International Option Securities are purchased, at the relevant Time of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          At the time the Form 8-A Registration Statement became effective and at the Closing Time (and, if any International Option Securities are purchased, at the relevant Time of Delivery), the Form 8-A Registration Statement complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          Notwithstanding the foregoing, this representation and warranty shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Manager expressly for use in any such Registration Statement.

          (ii) Independent Accountants. PricewaterhouseCoopers, who certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries (as defined in Section 1(a)(vi) below) at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principals generally accepted in the United States ("US GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with US GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and the Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) Organization of the Company. The Company has been duly organized and is validly existing under the laws of the Cayman Islands, and has the legal right, power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreements and the Deposit Agreement (together, the "Principal Agreements"), and is duly qualified to transact business in any jurisdiction in which it owns or leases any properties or conducts any business except where the failure to so qualify would not result in a Material Adverse Effect. The Memorandum of Association and Articles of Association of the Company (the "Articles of Association") comply with the requirements of Cayman Islands law and are in full force and effect.

          (vi) Organization of Subsidiaries. Each of Ctrip.com (Hong Kong) Limited ("Ctrip.com Hong Kong"), Ctrip Computer Technology (Shanghai) Co., Ltd. ("Ctrip Computer Technology") and Ctrip Travel Information Technology (Shanghai) Co., Ltd. ("Ctrip Travel Information"), which constitute all subsidiaries of the Company within the meaning of Rule 1-02 of Regulation S-X under the 1933 Act (together with the VIEs (as defined below in Section 1(a)(vii)), the "Subsidiaries") has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation or formation, and has legal right, power and authority to own, lease and operate its properties, if any, and to conduct its business as described in the Prospectuses and is duly qualified to transact business in any jurisdiction in which it owns or leases any properties or conducts any business except where the failure to so qualify would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or equity interest of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except for the VIEs), directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or equity interest of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

          (vii) Organization of VIEs. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or equity interest of each of Shanghai Ctrip Commerce Co., Ltd., Shanghai Huacheng Southwest Travel Agency Co., Ltd., Beijing Chenhao Xinye Air-Ticketing Co., Ltd., Guangzhou Guangcheng Commercial Service Co., Ltd. and Shanghai Cuiming Internation Travel Agency Co., Ltd. (the "VIEs") (which constitute all entities, excluding Subsidiaries, that are consolidated in the Company's financial statements included in the Registration Statement and the Prospectuses) has been duly authorized and validly issued, and is owned by Min Fan, Qi Ji or Alex Nanyan Zheng, as the case may be, in the amount set forth in the "Related Party Transactions" section of the Prospectuses, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than as set forth in the Prospectuses.

          (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreements or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses and except for the conversion of all of the Company's preferred shares immediately prior to the Closing Time). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders of outstanding shares of the Company have irrecovably waived any entitlement to pre-emptive or other rights to acquire the Ordinary Shares in connection with the Offerings; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the Prospectuses, there are no outstanding securities convertible into or exchangeable for, or warrants or rights to purchase from the Company Ordinary Shares or any other shares of capital stock of the Company or any of the Subsidiaries nor are there any obligations of the Company to allot, issue or transfer, the Securities; the Initial U.S. Securities and the Initial International Securities are freely transferable by the Company to or for the account of the Underwriters and the Global Coordinator and (to the extent described in the Prospectuses) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Securities under the laws of the Cayman Islands or the United States.

          (ix) Authorization of Purchase Agreements. Each of the Purchase Agreements has been duly authorized, executed and delivered by the Company.

          (x) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

          (xi) Authorization of Structuring Documents. Each of the Structuring Documents (as defined below in Section 1(a)(xx)) has been duly authorized, executed and delivered by the Company, the Subsidiaries, Qi Ji, Min Fan or Alex Nanyan Zheng, as the case may be, and, assuming due authorization, execution and delivery by any other party thereto, constitutes a valid and legally binding obligation of the Company, the Subsidiaries, Qi Ji, Min Fan or Alex Nanyan Zheng, as the case may be, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

          (xii) Validity of ADRs. Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

          (xiii) Validity of Preferred Shares. All the outstanding shares of Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares of the Company (collectively, the "Preferred Shares") have been duly authorized and validly issued and are fully paid and non-assessable and conform to the descriptions thereof contained in the Prospectuses in all material respects; all the Ordinary Shares issuable upon the mandatory conversion of the Preferred Share as described in the Prospectuses have been duly authorized; and, prior to or concurrently with the Closing, all the Preferred Shares will be converted into Ordinary Shares of the Company and all such Ordinary Shares will be validly issued and fully paid and nonassessable.

          (xiv) No Limitation on Vote, Transfer and Payment of Dividends. Except as set forth in the Amended and Restated Articles of Association of the Company (the "Articles of Association"), the Deposit Agreement or the Prospectuses, there are no limitations on the rights of holders of Ordinary Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities, and no approvals are currently required in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares, including the Depositary and, except as disclosed in the Prospectuses, no such dividends or other distributions will be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and may be so paid without the necessity of obtaining any Governmental License (as defined in Section 1(a)(xxvi)) in the Cayman Islands.

          (xv) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and to the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, respectively, and, when issued and paid for in accordance with this Agreement and the U.S. Underwriting Agreement, as the case may be, and, in the case of the ADSs, the Deposit Agreement, will be validly issued, fully paid and non-assessable and will be issued free and clear of all liens, encumbrances, equities or claims; the

     Ordinary Shares, the ADRs and the ADSs shall carry the rights and obligations described in the Prospectuses, including statements under the captions "Description of Share Capital" and "Description of American Depositary Shares" and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; except as disclosed in the Prospectuses or the Registration Statement, no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xvi) Arrangements with Directors, Executive Officers and Affiliates. Except as disclosed in the Prospectuses, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company and any director or executive officer of the Company or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Prospectuses.

          (xvii) PRC Citizenship. Each of Messrs. Qi Ji, Min Fan and Alex Nanyan Zheng is a citizen of the People's Republic of China, excluding Taiwan, Hong Kong SAR and Macau SAR, and no application is pending in any other jurisdiction by him or on his behalf for naturalization or citizenship thereof.

          (xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xix) Absence of Further Requirements for the Offering. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any stock exchange authority is necessary or required for the performance by the Company or any of the Subsidiaries of its or their obligations under any of the Principal Agreements in connection with the offering, issuance or sale of the Securities under the Principal Agreements or the consummation of the transactions contemplated by any of the Principal Agreements, except such as have been already filed, obtained or as may be required under the 1933 Act or the 1933 Act Regulations and United States federal and state, local or other securities or blue sky laws.

          (xx) Absence of Further Requirements for the Structuring. All consents, approvals, authorizations, orders, registrations and qualifications required (i) for the operations of any of the VIEs, and (ii) in connection with the spin off of Home Inns & Hotels Management (Hong
     Kong) Limited ("Home Inns") and the distribution of all ordinary shares of Home Inns then held by the Company to the Company's then-existing shareholders (all transactions contemplated in (i) and (ii) above are hereinafter referred to as the "Structuring") and the execution, delivery and performance of the documents in connection therewith (the "Structuring Documents") have been made or unconditionally obtained in writing and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

          (xxi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, or challenging the effectiveness of the Structuring, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the International Purchase Agreement, the U.S. Underwriting Agreement, the Deposit Agreement and the Structuring Documents or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xxii) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its respective charter of by-laws or other constituent or organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of each of the Principal Agreements and the Structuring Documents and the consummation of the transactions contemplated in each of the Principal Agreements, the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and the Structuring Documents, and compliance by the Company or any Subsidiary with its or their obligations under each of the Principal Agreements and the Structuring Documents have been duly authorized by all necessary corporate action and received all approvals from any governmental or regulatory body and the sanction or consent of its shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other constituent or organizational documents or business license or other organizational document of the Company or any Subsidiary or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xxiii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto that have not been so described and filed as required.

          (xxiv) Possession of Intellectual Property. The Company and the Subsidiaries own or possess or otherwise have the legal right to use, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks, trade names (including the "Ctrip" and "Ctrip.com" names and logos) or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which infringement or conflict (if the subject of an unfavorable decision, ruling or finding) would result in a Material Adverse Effect or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein.

          (xxv) Dividends. The Subsidiaries are not currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company or Ctrip.com Hong Kong, as applicable, from making any other distribution on the Subsidiaries' equity interest, or from transferring any of the Subsidiaries' property or assets to the Company or Ctrip.com Hong Kong, as applicable, except as described in or contemplated by the Prospectuses; all dividends and other distributions declared and payable upon the equity interests in Ctrip Computer Technology and Ctrip Travel Information to Ctrip.com Hong Kong may be converted into foreign currency that may be freely transferred out of the PRC, and all such dividends and other distributions are not and, except as disclosed in the Registration Statements and the Prospectuses, will not be subject to withholding or other taxes under the current laws and regulations of the People's Republic of China (the "PRC") and, except as disclosed in the Registration Statements and the Prospectuses, are otherwise free and clear of any other tax, withholding or deduction in the PRC, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC, except such as have been obtained;

          (xxvi) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by, and have made all declarations and filings with, the appropriate national, local or other regulatory agencies or bodies required for the authorization, execution and delivery by the Company or the relevant Subsidiary, as the case may be, of any of the Principal Agreements or Structuring Documents or necessary to conduct the business now operated by them, with such exceptions as would not have a Material Adverse Effect; the Company and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; none of the Governmental Licenses contains any materially burdensome restrictions or conditions not described in the Prospectuses; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification (and which modification would reasonably be expected to have a Material Adverse Effect) of any such Governmental Licenses or has any reason to believe that any such Governmental License will be revoked, modified (and which modification would reasonably be expected to have a Material Adverse Effect) or suspended.

          (xxvii) Title to Property. The Company and the Subsidiaries have good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxviii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxx) PFIC Status. Based on the projected composition of the Company's income and valuation of its assets, including goodwill, the Company does not expect to be a passive foreign investment company, as defined in
     Section 1296(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), in 2003 and does not expect to become a passive foreign investment company in the future.

          (xxxi) Registration Rights. Except as described in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxxii) Tax Returns. The Company and the Subsidiaries have filed all material tax returns required to have been filed by them or have duly requested extensions thereof and all such returns are up to date, correct, and on a proper basis and have paid all material taxes required to be paid by them and any related assessments, charges, levies, fines or penalties, except for any such taxes, assessments, charges, levies, fines or penalties that are being contested in good faith and by appropriate proceedings; and there is no known proposed tax deficiency, assessment, charge, levy, fine or penalty against it as to which a reserve would be required to be established under US GAAP which has not been so reserved or which is required to be disclosed in the Prospectuses which has not been so disclosed and so far as the Company is aware, there are no facts or circumstances in existence which would reasonably be expected to give rise to any such deficiency, assessment, charge, levy, fine or penalty.

          (xxxiii) Accounting Procedures. Each of the Company and the Subsidiaries (A) makes, keeps and prepares books, records and accounts which fairly reflect transactions and dispositions of its assets and (B) has devised and maintained a system of internal and accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) accountability of assets is maintained, including regular reconciliations with existing assets and taking of appropriate action with respect to any differences; (iv) access to its assets is permitted only in accordance with management's general or specific authorizations; and (v) financial reports are prepared on a timely basis based on the transactions recorded pursuant to clause (ii) above under US GAAP. These reports provide the basis for the preparation of the Company's consolidated financial statements under US GAAP and have been maintained in compliance with applicable laws.

          (xxxiv) MD&A Description. The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectuses accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and that require management's most difficult, subjective or complex judgments ("critical accounting policies"); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

          (xxxv) Management Review. The Company's management have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with its legal advisers and independent accountants with regards to such disclosure.

          (xxxvi) Liquidity and Capital Resources. The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Prospectuses accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (B) neither the Company nor any Subsidiary is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or such Subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein in this Section 1(a)(xxxvii), the phrase "reasonably likely" refers to a disclosure threshold lower than "more likely than not."

          (xxxvii) Certain Trading Activities. Except as set forth in the Prospectus, the Company is not engaged in any trading activities involving commodity contracts or other trading contracts that are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

          (xxxviii) Stamp Duty; Transfer Tax. Except as disclosed in the Prospectuses, under the laws and regulations of the Cayman Islands, no transaction, stamp, capital or other issuance, registration or transfer taxes or duties are payable in the Cayman Islands by or on behalf of the International Managers to any Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery by the Company to or for the account of the International Managers of the Securities or (B) the initial sale and delivery by the International Managers of the Securities to purchasers thereof, (C) the holding or transfer of the Securities outside the Cayman Islands, (D) the deposit of the Ordinary Shares with the Custodian and the issuance and delivery of the ADRs, or (E) the execution and delivery of any Principal Agreement.

          (xxxix) Accuracy of Information. There are no legal or governmental proceedings, statutes, contracts or documents that are required to be described in the Registration Statement or the Prospectuses which have not been so described. The description in the Registration Statement and the Prospectuses of statutes, legal and governmental proceedings and contracts and other documents is accurate and presents the information required to be shown in all material respects. The Prospectuses will contain, when issued, all information and particulars required to comply with all statutory and other provisions (including, without limitation, the relevant laws and regulations of Cayman Islands and the PRC) so far as applicable in each relevant Prospectus, which is or might reasonably be considered to be material for disclosure to a potential subscriber, investor, underwriter or sub-underwriter of the Securities or for the purpose of making an informed assessment of the assets and liabilities, financial position, and profits and losses of the Company and the Subsidiaries including, but without prejudice to the generality of the foregoing, any special trade factors or risks known to the Company and the Subsidiaries or any of their directors and/or executive officers and which would reasonably be expected to have a Material Adverse Effect. All material information which ought to have been supplied or disclosed by the Company and its directors and/or executive officers to the Underwriters, the Global Coordinator, PricewaterhouseCoopers or the legal or other professional advisers to the Underwriters or the Company for the purposes of or in the course of preparation of the Prospectuses or the Registration Statement has been supplied or disclosed by the Company and its directors and executive officers and nothing has occurred since the date the same was supplied or disclosed which requires the same to be amended or updated in any material respect.

          (xl) Insurance. The business, undertakings, properties and assets of Ctrip Computer Technology are adequately insured against all such risks as are normally insured by persons carrying on similar businesses in Shanghai, China as those carried on by Ctrip Computer Technology, and such insurances include all the insurances which Ctrip Computer Technology is required under terms of any lease or any contract in respect of any of its properties to undertake and such insurances are in full force and effect and, so far as the Company is aware, there are no circumstances which would reasonably be expected to render any of such insurances void or voidable and there is no material insurance claim made by or against Ctrip Computer Technology, pending, threatened or outstanding and so far as the Company is aware, no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have (if due) been paid.

          (xli) Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement and the International Purchase Agreement is a valid choice of law under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a "New York Court"), and the Company has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 13 hereof) for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.

          (xlii) Waiver of Immunity. Neither the Company, any of the Subsidiaries nor any of its or their properties, assets or revenues has any right of immunity under Cayman Islands or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the International Purchase Agreement; and, to the extent that the Company, any of the Subsidiaries or any of its or their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12 of this Agreement.

          (xliii) Enforceability of New York Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the other Principal Agreements would be declared enforceable against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court.

          (xliv) Listing. The Securities have been authorized for quotation, subject to official notice of issuance, on the Nasdaq National Market ("NASDAQ"), under the symbol "CTRP".

          (xlv) Stabilization and Manipulation. Neither the Company or any of its affiliates has taken, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

          (xlvi) Foreign Corrupt Practices. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company is using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; is making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or is making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Manager, as follows:

          (i) Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and neither the Prospectuses nor any amendments or supplements thereto includes any untrue statement of a material fact relating to such Selling Shareholder or omits to state a material fact relating to such Selling Shareholder necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any Subsidiary, which is not set forth in the Prospectuses.

          (ii) Authorization of Agreements. Each Selling Shareholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") with the Company and the Global Coordinator, respectively, and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

          (iii) Good and Marketable Title. Such Selling Shareholder has and will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such International Manager has no notice of any adverse claim, each of the International Managers will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (iv) Absence of Defaults and Conflicts. The execution, delivery and performance of each of the Principal Agreements to which such Selling Shareholder is a party and the consummation of the transactions contemplated in each of the Principal Agreements, the Registration Statement and the Structuring Documents have been duly authorized by all necessary corporate action by such Selling Shareholder, to the extent applicable, and received all approvals from any governmental or regulatory body and the sanction or consent of its shareholders, to the extent applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, result in any violation of the provisions of its charter or by-laws or business license or other organizational document of such Selling Shareholder, to the extent applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its assets, properties or operations.

          (v) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Lead Manager, the Power of Attorney and Custody Agreement with the Company as attorney-in-fact (the "Attorney-in-Fact") and the Global Coordinator, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(l) or that may be required pursuant to Section(s) 5(s) and 5(t) on behalf of such Selling Shareholder, to sell, assign and transfer to the International Managers the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the International Managers to such Selling Shareholder, as provided in
     Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

          (vi) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action that is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (vii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the International Managers pursuant to this Agreement.

          (ix) No Association with NASD. Except as disclosed in the Registration Statement, neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Global Coordinator, the Lead Manager or to counsel for the International Managers shall be deemed a representation and warranty by the Company to the International Managers as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Global Coordinator, the International. Representative or to counsel for the International Managers shall be deemed a representation and warranty by such Selling Shareholder to the International Managers as to the matters covered thereby.

     SECTION 2. Sale and Delivery to the International Managers; Closing.

     (a) Initial International Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per ADS set forth in Schedule C, that proportion of the number of Initial International Securities set forth in Schedule B opposite the name of the Company or each Selling Shareholder, as the case may be, which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Manager in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) International Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the International Managers, severally and not jointly, to purchase up to an additional - ADSs at the same price per ADS set forth in Schedule C less an amount per Ordinary Share represented by such ADSs equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 calendar days after the date of the Prospectuses and may be exercised from time to time only for the purpose of covering over-allotments by written notice from the Global Coordinator to the Company, and setting forth the aggregate number of International Option Securities to be purchased and the date on which such International Option Securities are to be delivered, as determined by the Global Coordinator but in no event earlier than the Closing Time or, unless the Global Coordinator and the Company otherwise agree in writing, not earlier than two or later than ten business days after the date of such notice. The Global Coordinator may reallocate Option Securities between and among the syndicates of the Offerings in accordance with the Intersyndicate Agreement. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International

Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to (A) any reallocation that the Global Coordinator may make with respect to Option Securities among syndicates of the Offerings and (B) such adjustments among the International Managers as the Lead Manager in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Denominations; Registration; Delivery of ADRs. ADRs evidencing the International Securities purchased by the International Managers hereunder shall be delivered by the Company to the Lead Manager through the facilities of The Depository Trust Company, New York, New York ("DTC"), for the respective accounts of the International Managers, against payment for the Securities by or on behalf of such International Managers to the Company and Selling Shareholders of the purchase price therefor by wire transfer through the Federal Wire System in New York in U.S. dollars in immediately available funds to an account designated by the Company.

     (d) Time and Date of Deliveries and Payments. The time and date of delivery of and payment for the Initial International Securities shall be 9:30 a.m., New York City time on ?, 2003 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as the Global Coordinator and the Company may agree upon in writing (such time and date of payment and delivery being herein called the "Closing Time"). The time and date of delivery and payment with respect to the International Option Securities shall be 9:30 a.m., New York City time on the date specified by the Global Coordinator in a written notice given by the Global Coordinator of an election by the International Managers' to purchase such International Option Securities, or such other time and date as the Global Coordinator and the Company may agree upon in writing. Any such time and date for delivery of and payment for the International Option Securities, if not the Closing Time, is herein called a "Time of Delivery". The documents to be delivered at the Closing Time by or on behalf of the parties hereto pursuant to Section 5 hereof, including any additional documents reasonably requested by the International Managers pursuant to Section 5(t) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 7th Floor, Asia Pacific Finance Tower, Three Garden Road, Central, Hong Kong at 8:00 a.m., Hong Kong time, on the day of the Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Lead Manager immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, to the ADR Registration Statement or to the Form 8-A Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, to the ADR Registration Statement or to the Form 8-A Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes of which the Company is aware. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Lead Manager notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), to the ADR Registration Statement or the Form 8-A Registration Statement, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Lead Manager with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Lead Manager or counsel for the International Managers shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Manager and counsel for the International Managers, without charge, signed copies of the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Manager, without charge, a conformed copy of the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers.

     (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as each International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as each International Manager may reasonably request.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, the rules and regulations of the NASD and the NASDAQ so as to permit the completion of the distribution of the International Securities as contemplated in this Agreement and the other Principal Agreements and in the International Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the

International Managers or for the Company, to amend the Registration Statement, the ADR Registration Statement, the Form 8-A Registration Statement or amend or supplement the International Prospectus in order that the International Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances, existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement, the ADR Registration Statement, the Form 8-A Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, or the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADR Registration Statement, the Form 8-A Registration Statement or the International Prospectus comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Global Coordinator may reasonably designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event extend for more than one year from the later of the effective date of the U.S. Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event extend for more than one year from the effective date of the U.S. Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

     (i) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

     (j) Listing. The Company will use its best efforts to effect and maintain the quotation of the ADSs on the NASDAQ and will file with the NASDAQ all documents and notices required by the NASDAQ of companies that are traded on the NASDAQ and quotations for which are reported by the NASDAQ.

     (k) Restriction on Sale of Securities. During a period of six (6) months from the date of this Agreement, the Company shall not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, dispose of (including without limitation, issue, agree to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly), any Ordinary Shares or ADSs or any security that constitutes the right to receive Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for or repayable with Ordinary Shares or ADSs or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap agreement or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such swap agreement or other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise. The foregoing shall not apply to (A) the Ordinary Shares or ADSs to be sold hereunder or under the International Purchase Agreement, (B) any issuance of Ordinary Shares or ADSs by the Company upon exercise of any options to purchase Ordinary Shares granted pursuant to a duly adopted stock option plan of the Company, provided that such options shall not be exercisable during such six (6) month period, and (C) transactions by the Company with the prior written consent of the Global Coordinator, which consent shall not be unreasonably withheld.

     (l) Other Documents. The Company will furnish to the Depositary and to holders of ADRs, directly or through the Depositary, such reports, documents and other information described in the Prospectuses under the caption "Description of American Depositary Shares" in accordance with the procedures stated thereunder.

     (m) Reporting Requirements. The Company, during the period when any Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (n) Submission of Documents. The Company agrees to file with the NASD, the NASDAQ, the Commission and any other governmental or regulatory agency, authority or instrumentality in the Cayman Islands, the United States, the People's Republic of China and Hong Kong, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the Securities.

     (o) Investment Company Act. The Company will not be or become, within one year of the Closing Time, an "investment company" as defined in the 1940 Act.

     (p) Stabilization and Manipulation. The Company agrees not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

     (q) Deposit of Ordinary Shares. Prior to the Closing Time and each Time of Delivery, the Company will deposit or cause to be deposited Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered by such party to the International Managers at such Closing Time or Time of Delivery are executed, countersigned and issued by the Depositary against receipt of such Ordinary Shares and delivered to the International Managers at such Closing Time or Time of Delivery.

     (r) Annual Reports. The Company agrees to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report in English, including a review of operations and audited consolidated financial statements and a report thereon prepared by the Company's independent accountants in accordance with US GAAP of net income (loss), shareholders' equity and, as necessary, other selected balance sheet and statement of operations items in such financial statements.

     (s) Liabilities and Agreements Prior to the Closing Time. The Company agrees that except as disclosed in the Prospectuses and except for those which are not material to the Company, prior to the Closing Time, it will not incur any liabilities or enter into any material agreements (except in the ordinary course of its business) without the prior written consent of the International. Representative.

     (t) Cayman Islands Matters. The Company agrees that (A) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (B) following the consummation of the Offerings, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (C) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

     (u) Deposit Agreement. The Company agrees to abide by the covenants set forth in the Deposit Agreement.

     (v) Regulation S. None of the Company, any of its affiliates or any person acting on its or their behalf will engage in any directed selling efforts (as that term is defined in Regulation S under the 1933 Act ("Regulation S")) with respect to the Ordinary Shares or the ADSs in the International Offering and the Company, its affiliates and each person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.


     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, of the ADR Registration Statement and of each amendment thereto and of the Form 8-A Registration Statement and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iii) the delivery of the Ordinary Shares represented by the ADSs to the Depositary, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the fees and disbursements of the Underwriters' counsel, (vi) the qualification of the International Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, subject to a maximum amount of US$10,000, (vii) the printing and delivery to the Underwriters of copies of the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement as originally filed with the Commission and of each amendment thereto, each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (viii) the fees and expenses of the Depositary, any transfer agent or registrar, and each custodian, if any, for the Securities,
(ix) the fees and expenses incurred in connection with the roadshow, (x) the fees and expenses incurred in connection with the quotation of the ADSs on NASDAQ, (xi) the filing fees incident to the review by the NASD of the terms of the sale of the Securities, (xii) the filing, registration and clearance with the NASD in connection with the offering of the Securities, and (xiii) the costs and expenses of the Underwriters, up to US$200,000; provided, however, that the Underwriters will bear their own costs and expenses up to US$50,000.

     (b) Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, and (ii) the fees and disbursements of their respective counsel and accountants.

     (c) Termination of Agreement. If this Agreement is terminated by the Lead Manager in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all out-of-pocket accountable expenses actually incurred, including the reasonable fees and disbursements of counsel for the International Managers.


     SECTION 5. Conditions of the International Managers' Obligations. The obligations of the several International Managers hereunder, as to the ADSs to be delivered at the Closing Time and each Time of Delivery, are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions.

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement, has become effective and at such Time of Delivery no stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement shall have been issued under the 1933 Act or the 1934 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinion of Cayman Islands Counsel for Company. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of such Closing Time, of Maples and Calder Asia, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the International Managers may reasonably request.

     (c) Opinion of Special United States Counsel for Company. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of such Closing Time, of Latham & Watkins LLP, special United States counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel for the International Managers may reasonably request.

     (d) Opinion of Special PRC Counsel for Company. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of such Closing Time, of Commerce & Finance Law Office, special People's Republic of China counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel for the International Managers may reasonably request.

     (e) Opinion of Special Hong Kong Counsel for Company. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of such Closing Time, of Boughton Peterson Yang, special Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel for the International Managers may reasonably request.

     (f) Opinions of Counsels for certain Selling Shareholders. At Closing Time, the Lead Manager shall have received the favorable opinions, dated as of such Closing Time, of counsels for the Selling Shareholders whose names are listed on Schedule E hereto, respectively, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other

Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as counsel for the International Managers may reasonably request.

     (g) Opinion of United States Counsel for Underwriters. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of such Closing Time, of Simpson Thacher & Bartlett LLP, United States counsel for the International Managers, in form and substance satisfactory to the Lead Manager, together with signed or reproduced copies of such letter for each of the other Underwriters.

     (h) Opinion of Special PRC Counsel for Underwriters. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of such Closing Time, of Jingtian & Gongcheng, special PRC counsel for the International Managers, in form and substance satisfactory to the Lead Manager, together with signed or reproduced copies of such letter for each of the other Underwriters.

     (i) Opinion of Counsel for Depositary. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of such Closing Time, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit F hereto and to such further effect as counsel for the International Managers may reasonably request.

     (j) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Manager shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions contained herein on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (k) Certificate of the Chairman. At Closing Time, the Lead Manager shall have received a certificate from the Company's Chairman, dated as of the Closing Time, as to such matters as the Lead Manager may reasonably request.

     (l) Certificate of Selling Shareholders. At Closing Time, the Lead Manager shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, and (ii) each Selling Shareholder has complied with all agreements and satisfied all conditions contained herein on its part to be performed or satisfied at or prior to the Closing Time.

     (m) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Manager shall have received from PricewaterhouseCoopers a letter dated such date, in form and substance satisfactory to the Lead Manager, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

     (n) Bring-down Comfort Letter. At Closing Time, the Lead Manager shall have received from PricewaterhouseCoopers a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (m) of this section, except that the specified date referred to shall be a date not more than five business days prior to such Closing Time.

     (o) Approval of Listing. At Closing Time, the ADSs shall have been approved for inclusion in the NASDAQ, subject only to official notice of issuance.

     (p) No Objection by NASD. At or prior to Closing Time, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (q) Lock-up Agreement. At the date of this Agreement, the Lead Manager shall have received a lock-up agreement substantially in the form of Exhibit G hereto duly signed by the persons and entities listed on Schedule D hereto.

     (r) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Underwriting Agreement.

     (s) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any Subsidiary and the Selling Shareholders hereunder shall be true and correct as of each Time of Delivery and, at the relevant Time of Delivery, the Lead Manager shall have received:

          (i) Officers' Certificate. A certificate, dated such Time of
     Delivery, of the chief executive officer or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(j) hereof remains true and correct as of such Time of Delivery.

          (ii) Certificate of Chairman. A certificate, dated such Time of Delivery, of a Chairman of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Time of Delivery.

          (iii) Certificate of Selling Shareholders. A certificate, dated such Time of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(l) hereof remains true and correct as of such Time of Delivery.

          (iv) Opinion of Cayman Islands Counsel for Company. The favorable opinion of Maples and Calder Asia, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Time of Delivery, relating to the International Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (v) Opinion of Special United States Counsel for Company. The opinion of Latham & Watkins LLP, special United States counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Time of Delivery, relating to the International Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (vi) Opinion of Special PRC Counsel for Company. The favorable opinion of Commerce & Finance Law Office, special People's Republic of China counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Time of Delivery, relating to the International Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (vii) Opinion of Special Hong Kong Counsel for Company. The favorable opinion of Boughton Peterson Yang, special Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Time of Delivery, relating to the International Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

          (viii) Opinions of Counsels for certain Selling Shareholders. The favorable opinions of counsels for the Selling Shareholders whose names are listed on Schedule E hereto, respectively, in form and substance satisfactory to counsel for the International Managers, dated such Time of Delivery, relating to the International Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

          (ix) Opinion of United States Counsel for Underwriters. The favorable opinion of Simpson Thacher & Bartlett LLP, United States counsel for the International Managers in form and substance satisfactory to the International Managers, dated such Time of Delivery, relating to the International Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

          (x) Opinion of Special PRC Counsel for Underwriters. The favorable opinion of Jingtian & Gongcheng, special PRC counsel for the International Managers, in form and substance satisfactory to the International Managers, dated such Time of Delivery, relating to the International Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

          (xi) Opinion of Counsel for Depositary. The favorable opinion of Emmet Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the International Managers, dated such Time of Delivery, relating to the Interational Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.

          (xii) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers, in form and substance satisfactory to the Lead Manager and dated such Time of Delivery, substantially in the same form and substance as the letter furnished to the International Managers pursuant to Section 5(m) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five business days prior to such Time of Delivery.

     (t) Additional Documents. At each Time of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Manager and counsel for the International Managers.

     (u) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, the U.S. Underwriting Agreement, the Deposit Agreement, or, in the case of any condition to the purchase of International Option Securities at a Time of Delivery which is after the Closing Time, the obligations of the International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Manager by notice to the Company at any time at or prior to the Closing Time or such Time of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12, 13 and 14 shall survive any such termination and remain in full force and effect.


     SECTION 6. Indemnification.

     (a) Indemnification of the International Managers. The Company agrees to indemnify and hold harmless, jointly and severally with the Selling Shareholders, and the Selling Shareholders agree to indemnify and hold harmless, severally but not jointly with each other or the Company, each International Manager and each person, if any, who controls any International Manager and their affiliates within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, the ADR Registration Statement or the Form 8-A Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that each Selling Shareholder's indemnifications obligations under this Section 6 shall only apply to any and all loss; liability, claim, damage and expenses whatsoever, arising out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to such Selling Shareholder contained in the Registration Statement or the Prospectuses or any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact relating to such Selling Shareholder required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Manager expressly for use in the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not inure to the benefit of any International Manager or any person who controls such International Manager on account of any such loss, liability, claim, damage or expense arising out of any such defect or alleged defect in any preliminary prospectus if a copy of the International Prospectus shall not have been given or sent by such International Manager with or prior to the written confirmation of the sale involved to the extent that (i) the International Prospectus would have cured such defect or alleged defect and (ii) sufficient quantities of the International Prospectus were timely made available to such International Manager; and provided, further, that notwithstanding the foregoing provisions, the aggregate amount of each Selling Shareholder's indemnity obligations under this Section 6 shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by such Selling Shareholder from the sale of Securities pursuant to this Agreement.

     (b) Indemnification of the Company, Directors and Officers and Selling Shareholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Manager expressly for use in the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); provided, however, that notwithstanding the foregoing provisions, the aggregate amount of each Underwriter's indemnity obligations under this Section 6 shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by such Underwriter in connection with the Offering.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any claim or action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof

(whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received respectively by the Company, each of the Selling Shareholders and the International Managers from the offering of the International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, each of the Selling Shareholders and the International Managers, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received respectively by the Company, each of the Selling Shareholders and the International Managers in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and each of the Selling Shareholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company, each of the Selling Shareholders and the International Managers, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or each of the Selling Shareholders or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Further, the aggregate amount of each Selling Shareholder's contribution obligations under this Section 7 shall not exceed the amount equal to the net proceeds (before deducting expenses) received by such Selling Shareholder from the sale of Securities pursuant to this Agreement.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.


     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries or the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or any controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the International Securities to the International Managers.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Lead Manager may terminate this Agreement, by notice to the Company for itself and on behalf of the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred, after the date hereof and prior to the Closing Time, any material adverse change in the financial markets in the Cayman Islands, the United States, the People's Republic of China, Asian or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Lead Manager, impracticable to market the International Securities or to enforce contracts for the sale of the International Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, NASDAQ, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by Cayman Islands, People's Republic of China, U.S. federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, 7, 8, 12, 13 and 14 shall survive such termination and remain in full force and effect.


     SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at the Closing Time or a Time of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Manager shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Time of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Time of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default that does not result in a termination of this Agreement or, in the case of a Time of Delivery that is after the Closing Time, that does not result in a termination of the obligation of the International Managers to purchase and the Selling Shareholder to sell the relevant International Option Securities, as the case may be, either the Lead Manager or the Company shall have the right to postpone the Closing Time or the relevant Time of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Managers" includes any person substituted for a International Manager under this Section 10.


     SECTION 11. Default by one or more of the Selling Shareholders or the Company.

     (a) Default by Selling Shareholders. If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities that such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise (subject to being exercised only by the applicable Selling Shareholders and not by the Attorney-in-Fact designated by the Selling Shareholders), the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the International Managers may, at option of the Lead Manager, by notice from the Lead Manager to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 12, 13 and 14 shall remain in full force and effect or (b) elect to purchase the Securities that the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Shareholder as referred to in this
Section 11, each of the Lead Manager, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

     (b) Default by Company. If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 12, 13 and 14 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.


     SECTION 12. Waiver of Immunities. To the extent that the Company, the Selling Shareholders or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or the Selling Shareholders, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Cayman Islands, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or the Selling Shareholders, or any other matter under or arising out of or in connection with, the Principal Agreements or any of them, the Company and the Selling Shareholders hereby irrevocably and unconditionally waive or will waive such right to the extent permitted by law, and agree not to plead or claim, any such immunity and consents to such relief and enforcement.

     SECTION 13. Consent to Jurisdiction; Appointment of Agent for Service of Process.

     (a) Consent to Jurisdiction. The Company and the Selling Shareholders, by their execution and delivery of this Agreement, hereby irrevocably consent and submit to the nonexclusive jurisdiction of any New York Court in personam generally and unconditionally in respect of any such suit or proceeding.

     (b) Appointment of Agent for Service of Process. The Company and the Selling Shareholders further, by their execution and delivery of this Agreement, irrevocably designate, appoint and empower CT Corporation System, 111 Eighth Avenue, New York, New York as their designee, appointee and authorized agent (the "Authorized Agent") to receive for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company or Selling Shareholders, respectively, with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement or the International Purchase Agreement and that may be made on the Authorized Agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation System as the Authorized Agent shall become effective immediately without any further action on the part of the Company or the Selling Shareholders. Each of the Company and the Selling Shareholders represents to each Underwriter that it has notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same. The Company and Selling Shareholders further agree that, to the extent permitted by law, proper service of process upon CT Corporation System (or its successors as agent for service of process) and written notice of said service to the Company or Selling Shareholders pursuant to Section 15, shall be deemed in every respect effective service of process upon the Company or Selling Shareholders, respectively, in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company and Selling Shareholders agree to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section 13 reasonably satisfactory to the Lead Manager. The Company and Selling Shareholders further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company or Selling Shareholders, respectively, by serving a copy thereof upon the relevant agent for service of process referred to in this Section 13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company or Selling Shareholders, respectively, at the addresses specified in or designated pursuant to this Agreement. The Company and Selling Shareholders agree that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters and the other persons referred to in Sections 6 and 7 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Selling Shareholders or bring actions, suits or proceedings against the Company or Selling Shareholders in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company and Selling Shareholders hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the International Purchase Agreement brought in any New York Court and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.


     SECTION 14. Judgment Currency. The Company and the Selling Shareholders agree to indemnify each International Manager and each person, if any, who controls such International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each International Manager severally agrees to indemnify the Company, its directors, each of its officers who signed the Registration Statement, the ADR Registration Statement and the Form 8-A Registration Statement, the Selling Shareholders and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement, the Prospectuses, the Registration Statement, the ADR Registration Statement or the Form 8-A Registration Statement for which indemnification is provided by such person pursuant to Section 6 of this Agreement and any such judgment or order being paid in a currency (the "Judgment Currency") other than US dollars as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into US dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase US dollars with the amount of the Judgment Currency actually received by the indemnified party. If, alternatively, the indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the indemnifying party (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of the Company, the Selling Shareholders and the International Managers and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.


     SECTION 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead

Manager care of Merrill Lynch Far East Limited, 18/F Asia Pacific Finance Tower, 3 Garden Road, Central, Hong Kong; notices to the Company shall be directed to it at Ctrip.com (Hong Kong) Limited, Unit 2001, The Centrium, 60 Wyndham Street, Central, Hong Kong, attention: Neil Shen; and notices to the Selling Shareholders shall be directed at the Selling Shareholders' respective addresses set forth on Schedule F hereto.


     SECTION 16. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers, the Company the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.


     SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS MAY BE OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.


     SECTION 18. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


     SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all counterparts shall together constitute one and the same Agreement..

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers, the Company and the Selling Shareholders in accordance with its terms.



                                            Very truly yours,

                                            CTRIP.COM INTERNATIONAL, LTD.



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                            ATTORNEY-IN-FACT FOR SELLING
                                            SHAREHOLDERS



                                            By:
                                                --------------------------------
                                                Name:

                                                As Attorney-in-Fact acting on
                                                behalf of each of the Selling
                                                Shareholders named in Schedule B
                                                to this Agreement


CONFIRMED AND ACCEPTED,
as of the date first above written:



MERRILL LYNCH FAR EAST LIMITED

By: Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated



By:
    -------------------------------------
           Authorized Signatory

For themselves and as Lead Manager of
the other International Managers named in Schedule A hereto

                                   Schedule A

                         LIST OF INTERNATIONAL MANAGERS

                                                                      Number of Initial
                                                                  International Securities
Name of International Manager                                       (in the form of ADSs)
-----------------------------                                     ------------------------
Merrill Lynch Far East Limited................................                      -
CLSA Limited..................................................                      -
BOCI Asia Limited.............................................                      -
                                                                       --------------
    Total............................................                               -
                                                                       ==============

                                       Sch A-1

                                   Schedule B

                    LIST OF COMPANY AND SELLING SHAREHOLDERS

                                                Number of Initial International           Maximum Number of International
                                                Securities to be Sold                     Option Securities to Be Sold
                                                -------------------------------           --------------------------------

Ctrip.com International Ltd.

Neil Nanpeng Shen

James Jianzhang Liang

Qi Ji

Victor Shengli Wang

Min Fan

Carlyle Asia Venture Partners I, L.P.

CIPA Co-Investment, L.P.

IDG Technology Venture Investment, Inc.

IDG Technology Venture Investments, LP

S.I. Technology Venture Capital Limited

China Enterprise Investments No. 11 Limited

Ecity Investment Limited

Jing Dong Li

Xiao Tan

Ze Sheng Wang

Openventure Company Limited

Xi Yuan Fang

Yu Sun

Total........................

                                    Sch B-1

                                   Schedule C

                                 OFFERING PRICE


                          CTRIP.COM INTERNATIONAL, LTD.
       - American Depositary Shares, each representing two Ordinary Shares
                      (Par Value $0.01 Per Ordinary Share)


     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $-.

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $-, being an amount equal to the initial public offering price set forth above less $- per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                     Sch C-1

                                   Schedule D

                 LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP


Neil Nanpeng Shen

James Jianzhang Liang

Qi Ji

Victor Shengli Wang

Min Fan

Gabriel Li

Carlyle Asia Venture Partners I, L.P.

CIPA Co-Investment, L.P.

Tiger Technology Private Investment Partners, L.P.

Tiger Technology II, L.P.

IDG Technology Venture Investment, Inc.

IDG Technology Venture Investments, LP

S.I. Technology Venture Capital Limited

China Enterprise Investments No. 11 Limited

Ecity Investment Limited

Jing Dong Li

Xiao Tan

Ze Sheng Wang

Openventure Company Limited

Xi Yuan Fang

Yu Sun

                                    Sch D-1

                                   Schedule E

        LIST OF SELLING SHAREHOLDERS THAT PROVIDE AN OPINION OF COUNSEL

Carlyle Asia Venture Partners I, L.P.

CIPA Co-Investment, L.P.

IDG Technology Venture Investment, Inc.

IDG Technology Venture Investments, LP

S.I. Technology Venture Capital Limited

China Enterprise Investments No. 11 Limited

Ecity Investment Limited

Openventure Company Limited

                                    Sch E-1

                                   Schedule F

                    NOTICE ADDRESSES OF SELLING SHAREHOLDERS

                                    Sch F-1